Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of May 7, 2008, by and between InnerWorkings, Inc., a Delaware corporation (“Selling Stockholder”), and Printworks Series E, LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, Selling Stockholder wishes to sell to Purchaser, and Purchaser wishes to purchase from Selling Stockholder, 500,000 shares (the “Shares”) of common stock, $0.0001 par value, of Echo Global Logistics, Inc. (the “Company”), upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, the parties hereby agree as follows:

1.	Purchase and Sale

(a) Upon the terms and subject to the conditions of this Agreement, Purchaser or one or more of its affiliates will purchase, and Selling Stockholder will sell to Purchaser or such affiliates, the Shares against payment of an aggregate purchase price of $5,000,000 (the “Purchase Price”) on May 7, 2008 or such other date as the parties may mutually agree (the “Closing Date”).

(b) On the Closing Date, Selling Stockholder shall deliver to Purchaser or its affiliate a stock certificate or certificates representing the Shares deliverable on the Closing Date against payment to Selling Stockholder by wire transfer of the Purchase Price in immediately available funds to an account designated by Selling Stockholder.

2.	Representations and Covenants of Selling Stockholder

Selling Stockholder represents and warrants to, and covenants and agrees with, Purchaser as follows:

(a) The execution, delivery and performance of this Agreement by Selling Stockholder does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Selling Stockholder is a party or any judgment, order or decree to which Selling Stockholder is subject.

(b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary and appropriate corporate action on the part of Selling Stockholder. This Agreement has been duly executed by a duly authorized person on Selling Stockholder’s behalf and constitutes the legally binding obligation of Selling Stockholder, enforceable against Selling Stockholder in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights generally and by the availability of injunctive relief, specific performance and other equitable remedies).

(c) Selling Stockholder owns beneficially and of record and has good and marketable title to the Shares, free and clear of all liens, charges, claims, security agreements,

equities, options, pledges and encumbrances, other than the restrictions and limitations set forth in (i) that certain Right of First Refusal and Co-Sale Agreement dated as of June 7, 2006 by and among the Company and certain stockholders of the Company (the “ROFR and Co-Sale Agreement”) and (ii) that certain Voting Agreement dated as of June 7, 2006 by and among the Company and certain stockholders of the Company (the “Voting Agreement”). On the Closing Date, Purchaser will acquire good and marketable title to the Shares, free and clear of all liens, charges, claims, security agreements, equities, options, pledges and encumbrances, subject to the restrictions and limitations set forth in the ROFR and Co-Sale Agreement and the Voting Agreement. Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares, subject to the restrictions and limitations set forth in the ROFR and Co-Sale Agreement and the Voting Agreement.

(d) Selling Stockholder has such knowledge and experience in financial and business matters such that Selling Stockholder is capable of evaluating the merits of selling the Shares for the Purchase Price pursuant to this Agreement and of making an informed investment decision with respect thereto or has consulted with advisors who possess such knowledge and experience. Selling Stockholder acknowledges that it has completed to its satisfaction its own due diligence investigation with respect to the Company and the Shares and that Purchaser is not making any representation or warranty, expressed or implied, at law or in equity, to Selling Stockholder other than as expressly set forth in this Agreement.

3.	Representations and Covenants of Purchaser

Purchaser represents and warrants to, and covenants and agrees with, Selling Stockholder as follows:

(a) The Shares are and shall be acquired solely for Purchaser’s own account, for investment purposes only and not with a present view toward the distribution thereof or with any present intention of distributing or reselling any such Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and that any transfer of such Shares shall be made only in compliance with all applicable federal and state securities laws, including, without limitation, the Securities Act.

(b) Purchaser has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect thereto or has consulted with advisors who possess such knowledge and experience.

(c) The execution, delivery and performance of this Agreement by Purchaser does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party or any judgment, order or decree to which Purchaser is subject.

(d) The execution, delivery and performance of this Agreement have been duly authorized by all necessary and appropriate limited liability company or other entity proceedings, as the case may be, on the part of Purchaser. This Agreement has been duly executed by a duly authorized person on Purchaser’s behalf and constitutes the legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights generally and by the availability of injunctive relief, specific performance and other equitable remedies).

(e) Purchaser acknowledges that it has completed to its satisfaction its own due diligence investigation with respect to the Company and the Shares and that, except for the representations and warranties of Selling Stockholder expressly set forth in Section 2, Selling Stockholder is not making any representation or warranty, expressed or implied, at law or in equity, to Purchaser.

4.	Conditions to Obligations of Purchaser

The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No preliminary or permanent injunction or other binding order, decree or ruling issued by a court or governmental agency shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement.

(b) All representations and warranties of Selling Stockholder contained in this Agreement shall be true in all material respects at and as of the Closing Date as though made at such time, and Selling Stockholder shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to Purchaser and Purchaser shall have been furnished with such instruments and documents as such counsel shall have reasonably requested.

(d) On or prior to the Closing Date, Purchaser shall have received notice that the Investors, as defined in that certain Right of First Refusal and Co-Sale Agreement, (other than the Purchaser or any affiliate of the Purchaser) have waived or otherwise elected not to exercise their rights set forth in Sections 2.2 and 2.3 of the ROFR and Co-Sale Agreement.

5.	Condition to Obligations of Selling Stockholder

The obligations of Selling Stockholder to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No preliminary or permanent injunction or other binding order, decree or ruling issued by a court or governmental agency shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement.

(b) On or prior to the Closing Date, Selling Stockholder shall have received from Duff & Phelps Corporation, or another comparable valuation firm, its opinion that the Purchase Price to be received by Selling Stockholder for the Shares is fair from a financial point of view to the Selling Stockholder.

(c) On or prior to the Closing Date, Selling Stockholder shall have received notice that the Investors, as defined in that certain Right of First Refusal and Co-Sale Agreement have waived or otherwise elected not to exercise their rights set froth in Sections 2.2 and 2.3 of the ROFR and Co-Sale Agreement.

(d) All representations and warranties of Purchaser contained in this Agreement shall be true in all material respects at and as of the Closing Date as though made at such time, and Purchaser shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

6.	ROFR and Co-Sale Agreement; Voting Agreement

(a) Prior to the Closing Date, Selling Stockholder and Purchaser agree to take all actions reasonably required to comply with the terms and conditions of the ROFR and Co-Sale Agreement and the Voting Agreement.

(b) On and after the Closing Date, Purchaser understands it will be subject to the terms and conditions of the ROFR and Co-Sale Agreement and the Voting Agreement.

(c) Legends. Purchaser understands that the certificates evidencing the Shares may bear the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN SOME CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

7.	Miscellaneous

(a) Fees and Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, each of the parties hereto shall pay the fees and expenses of its own counsel, accountants and other experts and all other expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and all other matters incident thereto.

(b) Modification and Waiver. No amendment or modification of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

(c) Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreement or understandings between the parties regarding such subject matter are merged into and superseded by this Agreement.

(d) Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(e) Notices. All notices, consents or other communications hereunder shall be in writing, and shall be deemed to have been duly given and delivered when delivered by hand, or when mailed by registered or certified mail, return receipt requested, postage prepaid, or when received via telecopy or other electronic transmission, in all cases addressed to the party for whom intended at its address set forth below:

If to PURCHASER:

Printworks Series E, LLC
1801 Century Park West, 5th Floor
Los Angeles, California 90067
Attention:

Telephone:
Facsimile:

If to SELLING STOCKHOLDER:

InnerWorkings, Inc.
600 West Chicago Avenue, Suite 850
Chicago, Illinois 60610
Attention: Chief Financial Officer

Telephone:	312-642-3700
Facsimile:	312-642-3704

with a copy to:

Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
Attention: Steven J. Gavin, Esq.

Telephone:	(312) 558-5979
Facsimile:	(312) 558-5700

or such other address as either party shall have designated by notice in writing to the other party given in the manner provided by this Section.

(f) Publicity. Purchaser and Selling Stockholder shall consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to approval by the other party, except as may be required by law.

(g) No Implied Rights. Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto and their affiliates, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

(h) Assignment. This Agreement may be assigned by Purchaser to any of its wholly-owned affiliates provided such assignee agrees to be bound by the terms of this Agreement as though named as an original party hereto; and provided further that no such assignment shall release Purchaser from its obligations under this Agreement.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLING STOCKHOLDER:

INNERWORKINGS, INC.

By:	/s/ Nicholas J. Galassi
Its:	Chief Financial Officer

PURCHASER:

PRINTWORKS SERIES E, LLC

By:	/s/ Younes Nazarian
Its:	Authorized Person